UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2006

TENBY PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51834	20-4142367
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
3110 Cherry Palm Drive, Suite 340
Tampa, Florida 33619
(Address of principal executive offices and Zip Code)
(813) 496-7325
(Registrant’s telephone number, including area code)
N/A
(Former name or former address since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
     As described below, Tenby Pharma Inc. (the “Company”) dismissed Raich Ende Malter & Co. LLP (“REMC”) as its independent registered public accounting firm and engaged Pender Newkirk & Company LLP (“PNC”) as its new independent registered public accounting firm. As described below, the change in independent public accounting firms is not the result of any disagreement with REMC.
     (a) Previous Independent Accountants
     On October 6, 2006, the Company dismissed REMC as the Company’s independent registered public accounting firm. The decision to dismiss REMC was approved by the Company’s Board of Directors (the “Board”). The Board currently does not have an Audit Committee or other committee performing similar functions.
     The Company was formed in January 2006 and has not completed a full fiscal year. The only financial statements of the Company that have been audited by REMC are the Company’s balance sheet as of February 15, 2006, and the related statements of operations, changes in stockholder’s equity, and cash flows for the Company’s partial fiscal year from January 3, 2006 (inception) through February 15, 2006. The report of REMC with respect to such financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Additionally, REMC reviewed the Company’s balance sheet and related statements of operations, changes in stockholder’s equity and cash flows as of and for the fiscal quarters ended March 31 and June 30, 2006.
     During the above periods and through the date of REMC’s dismissal, there were no (i) disagreements with REMC on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure which, if not resolved to REMC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, or (ii) events reportable under Item 304(a)(1)(iv)(B) of Regulation S-B.
     The Company provided REMC with a copy of the foregoing disclosures prior to the filing hereof and requested that REMC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing disclosure and, if not, stating the respects in which it does not agree. A copy of that letter is being filed as an exhibit hereto.
     (b) New Independent Accountants
     On October 6, 2006, the Company engaged PNC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and to review the financial statements to be included in the Company’s Quarterly Reports on Form 10-QSB, beginning with the fiscal quarter ended September 30, 2006. The decision to engage PNC as the Company’s independent registered public accounting firm was approved by the Board. As noted above, the Board currently does not have an Audit Committee or other committee performing similar functions. The Company did not consult PNC during the periods identified above or any subsequent interim period prior to its engagement as the Company’s auditor regarding (i) the application of accounting principles to a specified completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or event required to be reported above with respect to REMC.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
16.01	Letter, dated October 23, 2006 from Raich Ende Malter & Co. LLP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2006	TENBY PHARMA INC.
	By:	/s/ Barry S. Butler
		Name:	Barry S. Butler
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
16.01	Letter, dated October 23, 2006 from Raich Ende Malter & Co. LLP